UNANIMOUS WRITTEN CONSENT

OF THE DIRECTORS OF

PREMIER PRODUCTS GROUP, INC.

March 22, 2019

In conformity with the applicable laws of the State of Delaware, the undersigned, being the directors of Premier Products Group, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), hereby consents to and adopts the following resolutions and takes the following actions with the same force and effect as if such resolutions had been duly adopted and such actions duly taken at a meeting of the board of directors of the Company (the “Board”) duly called and convened for such purpose on the date first set forth above, with a full quorum present and acting throughout.

WHEREAS, the Board has determined it is in the best interests of the Company to appoint an additional director to the Board, Mr. Parashar Patel, in conjunction with a change of control of the Company;

WHEREAS, the Board has determined it is in the best interests of the Company to accept the resignation of Mr. Clifford Pope as a director and his officer positions of the Company;

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, the terms and conditions of the transactions set forth therein be, and hereby are, authorized; and be it further

RESOLVED, that, the Board hereby appoints and approves Mr. Parashar Patel to the Board of Directors, acting as its Chairman, effective immediately; and be it further

RESOLVED, that, the Board hereby appoints and approves Mr. Parashar Patel as President and CEO of the Company, effective immediately with Mr. Pope’s resignation; and be it further

RESOLVED, that, the Board hereby appoints and approves Mr. Jimmy Lee as President and CEO of the Company, effective immediately with Mr. Pope’s resignation; and be it further

RESOLVED, that, the Board hereby accepts Mr. Clifford Pope’s resignation as director of the Company and all of his officer positions with the Company, effective immediately; and it be further

RESOLVED, and reaffirmed that the officers of the Company be, and each of them hereby is, authorized and directed to make all arrangements, to do and perform all such acts and things and to execute and deliver or file, in the name and on behalf of the Company, all such instruments, reports, notices, consents, waivers, certificates and other documents, as they may deem necessary or appropriate to effectuate the foregoing resolutions or otherwise in connection with the transaction described in or contemplated herein (such determination to be conclusively, but not exclusively, evidenced by the taking of such actions or by the execution of such instruments, reports and documents); and be it further

RESOLVED, that any action taken by any director, officer, employee or agent of the Company on or prior to the date hereof in furtherance of any of the foregoing matters be, and each such action hereby is, approved, ratified and confirmed in all respects as the action and deed of the Company; and be it further

RESOLVED, that this unanimous written consent of the Board shall be filed with the minutes of meetings of the Board and shall be treated for all purposes as action taken at a meeting.

IN WITNESS HEREOF, the undersigned has executed this written consent of the Board as of the date first above written.

DIRECTOR	DIRECTOR

/s/ Jimmy Lee	/s/ Yun Bai
Jimmy Lee	Yun Bai

INCOMING DIRECTOR

/s/ Parashar Patel___________________

Parashar Patel

RESIGNING DIRECTOR

/s/ Clifford Pope___________________

Clifford Pope